UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 17, 2008

Corinthian Colleges, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-25283	33-0717312
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6 Hutton Centre Drive, Suite 400, Santa Ana, California		92707
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(714) 427-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 17, 2008, the Compensation Committee of the Board of Directors of Corinthian Colleges, Inc. (the "Company"), approved an amendment and restatement of the employment agreements (as amended and restated, the "Employment Agreements") between the Company and each of Peter Waller, Kenneth Ord, Beth Wilson and Mark Pelesh, all of whom are named executive officers (the "NEOs") of the Company.

Peter Waller is the Company’s President and Chief Operating Officer. His original employment agreement was dated February 21, 2006 and a form of his agreement was filed as Exhibit 10.1 to the Current Report on Form 8-K (a "Form 8-K) filed with the Securities and Exchange Commission (the "Commission") on February 27, 2006. Kenneth Ord is the Company’s Executive Vice President and Chief Financial Officer. His employment agreement was dated February 10, 2005 and a form of his agreement was filed as Exhibit 10.1 to the Form 8-K filed with the Commission on February 15, 2005. Beth Wilson is the Company’s Executive Vice President, Operations. Her employment agreement was extended on February 24, 2006 and a form of her agreement was filed as Exhibit 10.1 to the Form 8-K filed with the Commission on February 27, 2006. Mark Pelesh is the Company’s Executive Vice President, Legislative and Regulatory Affairs. His employment agreement was dated August 10, 2005 and a form of his agreement was filed as Exhibit 10.1 to the Form 8-K filed with the Commission on August 16, 2005.

The following summary of the Employment Agreements is qualified in its entirety by reference to the text of the form of Employment Agreement which is filed as Exhibit 10.1 to this report. The Employment Agreements have an initial term of two years and, in the absence of advance written notice by the Company to the NEO or by the NEO to the Company, will be automatically extended for an additional year on each anniversary of the effective date of the Agreement. The maximum term of the Employment Agreements, even with the automatic extensions, is five years.

The Employment Agreements provide for the payment of base salaries to the NEOs which must be reviewed annually by the Compensation Committee of the Board of Directors. The base salaries can only be reduced involuntarily by the Company to the extent such reduction is made equally to all employees of a substantially equal level or position. Each NEO is also entitled to participate in and be covered by employee health plans, insurance benefits, 401(k) plans and vacation and other benefits currently established for the employees of the Company, and is eligible to receive an annual incentive bonus equal to 75% percent of his or her base salary ("Target Bonus") (except in the case of Mr. Waller, whose Target Bonus is 100% of his base salary). Bonuses are based on achieving targeted performance goals set by the Compensation Committee on an annual basis.

Pursuant to the Employment Agreements, if the Company terminates an NEO’s employment without "cause," or if an NEO terminates his or her employment under certain circumstances set forth in the Employment Agreements, then such NEO will be entitled to a severance payment (the "Lump Sum Payment") equal to 1.75 times the value of his or her annual base salary at the time (except in the case of Mr. Waller, whose Lump Sum Payment would be two times the value of his base salary). In addition, if the Company terminates such NEO’s employment without cause, or if such NEO terminates his or her employment under certain circumstances set forth in the Employment Agreement, within twenty-four months of a "Change in Control" (as defined in the Employment Agreement), then such NEO will be entitled to a lump sum payment equal to two times the amount that would be required to be paid to him or her as the Lump Sum Payment.

Pursuant to the Employment Agreements, if a payment following a Change in Control results in the imposition of excise taxes under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), each of the NEOs would be entitled to receive an additional payment so that, after payment by such NEO of all applicable excise taxes, he or she retains an amount equal to the amount he or she would have retained had no excise tax been imposed; provided, however, that if such NEO could reduce the amount of the Change in Control payment by ten percent (10%) or less and have no portion of the payment be subject to the applicable excise tax, then the payment will be so reduced.

Each of the NEO’s original employment agreement was also amended and restated to comply with certain requirements of Section 409(A) of the Code.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

The exhibit is listed in the Exhibit Index set forth on the following page of this Current Report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corinthian Colleges, Inc.

March 20, 2008	By:	Stan A. Mortensen

Name: Stan A. Mortensen
Title: Senior Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Form of Employment Agreement amended and restated as of March 17, 2008, by and between Corinthian Colleges, Inc. and each of Peter Waller, Kenneth Ord, Beth Wilson and Mark Pelesh.